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Exhibit 23.11

                         Consent of Director Designee
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February 25, 1997

        The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the references to him as a future director of Cabot Noble, Inc. in the Joint Proxy Statement - Prospectus included in this Registration Statement.

                                       Signed: /s/ Richard M. McCarthy
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                                              Richard M. McCarthy